EXHIBIT 10.1

SIXTH AMENDMENT TO

MASTER WHOLESALE PRICING AND SERVICES COORDINATING AGREEMENT

THIS SIXTH AMENDMENT TO THE MASTER WHOLESALE PRICING AND SERVICES COORDINATING AGREEMENT (this “Sixth Amendment”) dated March 3, 2005, with effect as to certain agreements contained herein as of February 1st 2005 (the “Effective Date”) is made

BETWEEN:	TELEGLOBE CANADA ULC, an amalgamated unlimited liability company amalgamated under the laws of the Province of Nova Scotia, having an office at 1000 rue de la Gauchetiere, Montreal, Quebec, Canada (“Teleglobe”);

AND:	BELL CANADA, a Canadian corporation incorporated under the laws of Canada having an office at 483 Bay Street, Floor 6N, Toronto, Ontario, Canada (“Bell Canada”);

RECITALS:

WHEREAS Teleglobe and Bell Canada have entered into a Master Wholesale Pricing and Services Coordinating Agreement (the “Master Agreement”) dated January 1st 2001, as amended effective April 1st, 2003 (the “First Amendment”); as amended effective January 1st, 2004 (the “Second Amendment”); as amended effective January 1st, 2004 (the “Third Amendment”); as amended effective January 1st, 2004 (the “Fourth Amendment”); and as amended effective January 1st, 2004 (the “Fifth Amendment”) (collectively, the “Agreement”); and

WHEREAS IDDD Outbound Services, Canadian Switched Minute Terminations and US Switched Minute Terminations are to be provided between the Parties under the terms of the Master Agreement as amended by the First Amendment, by the Second Amendment, by the Third Amendment, by the Fourth Amendment and by the Fifth Amendment and provided for herein; and

WHEREAS Teleglobe and Bell Canada wish to modify certain terms and conditions as the same relate to the rates that Teleglobe are required to pay for certain US Switched Minute Terminations as set out in the Second Amendment as amended by the Third Amendment and by the Fifth Amendment;

NOW THEREFORE, THIS SIXTH AMENDMENT WITNESSETH that in consideration of the covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the Parties hereto, the Parties hereto covenant and agree as follows:

1. DEFINITIONS

Terms having initial capital letters and capitalized terms used, but not otherwise defined in this Sixth Amendment, including its recitals, shall have the respective meanings set out in the Master Agreement or the First Amendment or the Second Amendment or the Third Amendment or the Fourth Amendment or the Fifth Amendment. Certain terms having initial capital letters and capitalized terms used in this Sixth Amendment are defined in the context in which they appear and shall have the respective meanings there indicated.

In this Sixth Amendment, including its recitals, unless otherwise defined or unless the context otherwise requires, the following terms shall have the following meanings:

“Base Rate” has the meaning set forth in Section 2.3.1.1 hereof.

“Parties” means Bell Canada and Teleglobe.

“Party” means either Bell Canada or Teleglobe as the context requires.

“Teleglobe Volume Commitment” has the meaning set forth in Section 2.3.1.1 hereof.

“Teleglobe Incremental Penalty” has the meaning set forth in Section 2.3.1.1 hereof.

“Teleglobe Shortfall Surcharge” has the meaning set forth in Section 2.3.1.1 hereof.

“Term” means commencing on February 1st, 2005 and terminating on July 31st, 2005.

“Valid U.S. Traffic” shall consist only of direct dialed (1+) calls terminating in U.S. NPAs (excluding U.S. Virgin Islands, Puerto Rico, Guam, Hawaii and Alaska). For greater certainty, (i) calls to NXXs 555 and 976, (ii) calls to NPAs 900, 800, 877, 866 and other toll-free numbers, (iii) ISDN traffic, and (iv) billed calling card calls, reverse billed collect calls, reverse billed calls, billed to third party calls and operator handled calls are not Valid U.S. Traffic, and any such calls shall be routed to vacant numbers and shall receive an overflow (fast busy) tone.

“US Switched Minute Terminations” has the meaning set forth in Section 2.3.1.1 hereof.

2. SERVICES

2.3.1 Switched Minute Terminations in the US. During the Term the Parties agree as follows:

2.3.1.1 Article 2.3.1.3 of the Fifth Amendment is hereby deleted in its entirety and replaced with the following provisions:

“During the Term, Teleglobe agrees to send Bell Canada the volume of Conversation Minutes set out in Section 1 of Appendix 3 attached hereto as the Teleglobe Volume Commitment of Valid U.S traffic (“US Switched Minute Terminations”). For greater certainty, the Parties hereby agree that the Teleglobe Volume Commitment shall begin on February 1st, 2005, and terminate on July 31st, 2005 (the “Term”). In consideration for the foregoing, Bell Canada shall apply a per minute rate set out in Section 1 of Appendix 3 attached hereto as the Base Rate to each Conversation Minute in the Teleglobe Volume Commitment.

In the event that Teleglobe exceeds the Teleglobe Volume Commitment (the “Teleglobe Incremental Volume”), Teleglobe shall pay to Bell Canada the rate set out in Section 1 of Appendix 3 attached hereto as the Incremental Rate, against the total of Conversation Minutes equal to the Teleglobe Incremental Volume (the “Teleglobe Incremental Penalty”).

In the event that Teleglobe fails to meet the Teleglobe Volume Commitment (the “Teleglobe Shortfall”), Teleglobe shall have up to one (1) month, beginning on the day following the end of the Term, to make up the Teleglobe Shortfall (the “Catch-up Period”). In the event that the Teleglobe Shortfall exists after the Catch-up Period, Bell Canada shall apply, as liquidated damages and not as a penalty, a per minute rate set out in Section 1 of Appendix 3 attached hereto as the Shortfall Charge to each Conversation Minute equal to the Volume Commitment less the actual Conversation Minutes of US Switched Minute Terminations terminated by Bell Canada during the Term of this Sixth Amendment (the “Teleglobe Shortfall Surcharge”).

All US Switched Minute Terminations traffic sent by Teleglobe to Bell Canada shall be routed by Bell Canada at Bilateral Quality. In addition to the foregoing, Bell Canada shall use reasonable efforts to provide Calling Line Identification (“CLI”) for such traffic, however, Bell Canada shall not guarantee that such features shall apply to all Valid U.S. Traffic”.

2.3.1.2 Teleglobe agrees that no more than 30% of the total US Switched Minute Terminations traffic delivered during any given calendar month (“High Cost Serving Areas Threshold”) shall be for termination to High Cost Serving Areas. Bell Canada shall, in addition to the Base Rate, Incremental Rate or the Shortfall

Charge, whichever then applicable, levy a surcharge set out in Section 1 of Appendix 3 attached hereto as the High Cost Serving Areas Threshold Surcharge per Conversation Minute for each Conversation Minute terminated in the High Cost Serving Areas which is above the High Cost Serving Areas Threshold. For greater certainty, the Parties agree that all Valid U.S. Traffic above the High Cost Serving Areas Threshold shall apply towards the Teleglobe Volume Commitment.

3. GENERAL

3.1.1 Appendix 3 of the Fifth Amendment is hereby deleted in its entirety and replaced with the Amended and Restated Appendix 3 attached hereto.

3.1.2 Except as amended hereby, all of the terms and conditions of the Agreement are hereby ratified and confirmed, and shall remain in full force and effect.

IN WITNESS WHEREOF, each of the Parties has executed and delivered this Sixth Amendment.

TELEGLOBE CANADA ULC		BELL CANADA

Per:	/s/ DENIS ARCHAMBAULT	Per:	/s/ DANIEL RATTE
Name:	Denis Archambault	Name:	Daniel Ratte
Title:	Vice-President, GTM	Title:	Director, Carrier Relations